Exhibit 99.1

Ironclad Appoints Vice President of Finance as Interim Chief Financial Officer

LOS ANGELES, CA - April 18, 2007 - Ironclad Performance Wear Corporation (ICPW.OB), a leader in high-performance gloves and apparel, today announced that Thomas Kreig, Ironclad’s Vice President of Finance and Secretary, has been appointed interim Chief Financial Officer (CFO) to replace Thomas E. Walsh, Executive Vice President & Chief Financial Officer, who is leaving the Company for personal reasons.

Mr. Kreig joined Ironclad as Vice President of Finance and Secretary in September 2002. Before joining Ironclad, Mr. Kreig spent 18 years serving as Controller and Vice President of Finance at companies in several different industries. Most recently he served as Controller for In-Flight Network, LLC, a developer of satellite-based broadband communications for airline passengers. Prior to In-Flight Network, Mr. Kreig served as Vice President of Finance for Network Courier Services, Inc. From 1983 to 1996, Mr. Kreig served as Controller and Chief Financial Officer for Triple L Distributing Co., Inc. and Controller and Treasurer for a medical diagnostic equipment company where he was instrumental in helping to successfully execute an initial public offering. He is a CPA and received his Masters of Business Administration from the University of Detroit in Detroit, Michigan.

“Tom Kreig has hands-on experience with every aspect of the Company’s financials and was responsible for all financial details during our initial public offering in May of 2006,” said Ed Jaeger, President and CEO of Ironclad Performance Wear. “I am confident in Tom’s abilities to assist in the transition as we conduct the search for a new CFO.”

Mr. Jaeger continued, “Tom Walsh was instrumental in the development of Ironclad as a public company, and I appreciate his commitment and service to the company.”

About Ironclad Performance Wear Corporation

Ironclad, which created the performance work glove category in 1998, continues to lead the construction and industrial markets in innovation, technology, design, advanced material science and durability. Ironclad designs, manufactures and sells a comprehensive line of task-specific gloves and performance fabric apparel available at hardware stores, lumber yards, home centers, industrial suppliers, and sporting goods retailers nationwide, and in Australia, Canada, and Japan.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company’s recent Securities and Exchange filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Ironclad:	Integrated Corporate Relations:
Ed Jaeger, CEO	John Mills / Anne Rakunas
(310) 643-7800 X106	(310) 954-1100